UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025

Modiv Industrial, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40814	47-4156046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2195 South Downing Street Denver, Colorado	80210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 686-6348

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, $0.001 par value per share	MDV	NYSE

7.375% Series A Cumulative Redeemable Perpetual Preferred	MDV.PA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On February 4, 2025, Modiv Industrial, Inc. (formerly known as Modiv Inc.), a Maryland corporation (the “Company”), issued a press release announcing that its fourth quarter and full year results for the year ended December 31, 2024 will be released on March 4, 2025. A copy of the press release is available on the Company’s website, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 4, 2025, the Company also issued a press release relating to the Company’s net asset value (“NAV”) per share.  A copy of the press release is available on the Company’s website, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The furnishing of these press releases is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the press releases include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless it is specifically incorporated by reference therein. References to the Company’s website in this Current Report on Form 8-K and in the attached Exhibits 99.1 and 99.2 to this Current Report on Form 8-K do not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.

The information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section.

Estimated Net Asset Value Per Share

Estimated Net Asset Value (“NAV”) Per Share and Valuation Procedures

In order to provide additional insight into the value of our real estate portfolio, we engaged Cushman & Wakefield (“Cushman”), an independent valuation firm, to appraise our properties and provide estimated fair values for our fixed-rate mortgages as of December 31, 2024. We then used their estimated fair values of our assets and debt, along with our balance sheet as of December 31, 2024 to calculate our estimated net asset value (“NAV”) per share (unaudited). The estimated NAV as of December 31, 2024 is $24.11 per share as set forth in the table below.

As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP as applicable to our financial statements. To calculate NAV, we have adopted a model, as explained below, which adjusts the value of certain of our assets from their historical cost to fair value. As a result, our NAV differs from the amount reported as stockholders’ equity on the face of our financial statements prepared in accordance with GAAP. When the fair value of our assets is calculated for the purposes of determining our NAV per share, the calculation is done generally in accordance with the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. Because these fair value calculations involve significant professional judgment in the application of both observable and unobservable inputs, the calculated fair value of our assets may differ from their actual realizable value or future fair value. In addition, our valuation procedures and our NAV are not subject to GAAP and are not subject to independent audit. Our NAV may differ from equity reflected on our consolidated financial statements even if we are required to adopt a fair value basis of accounting for our GAAP financial statements in the future. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way and there is no established practice among public REITs, whether listed or not. As a result, other public REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of, and certain adjustments made to, our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

Independent Valuation Firm

We engaged Cushman to serve as our independent valuation firm with respect to the valuation of the assets and fixed-rate debt associated with our wholly-owned real estate portfolio and an approximate 72.7% tenant-in-common interest in a Santa Clara, California industrial property (the “TIC Interest”), all of which are held, directly or indirectly, by Modiv Operating Partnership, LP (the “Operating Partnership”). Cushman is a multidisciplinary provider of independent, commercial real estate consulting and advisory services in multiple offices around the world. Cushman is engaged in the business of valuing commercial real estate properties and is not affiliated with us. The compensation we paid to the independent valuation firm is not based on the estimated values of our real estate properties. The independent valuation firm discharges their responsibilities in accordance with our real property valuation procedures described below.

Cushman and their affiliates may from time to time in the future perform other commercial real estate and financial advisory services for us, or in transactions related to the properties that are the subjects of valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the appraiser as certified in the valuation report.

Real Property Valuation

The real property valuation, which is the largest component of our NAV calculation, has been provided to us by Cushman. They provided a restricted appraisal report for our 43 properties owned as of December 31, 2024, including the property held in our TIC Interest. The value of our properties was estimated on an unencumbered basis. The effect of property-level debt on our NAV is discussed further below.

Cushman relied in part on property-level information provided by management, including (i) physical property attributes such as size, year built, and construction quality and type; (ii) historical and projected operating revenues and expenses of the property; (iii) lease agreements on the property; and (iv) information regarding recent or planned capital expenditures.

Cushman utilized standard and accepted appraisal methodology in arriving at their opinions of fair value, and apply only the most appropriate valuation techniques amongst the income capitalization, sales comparison, and cost approaches to value. The reliability of each approach depends on the availability and comparability of market data as well as the motivation and thinking of purchasers. In estimating the fair value of the properties, Cushman utilized the income capitalization approach as the primary method. A second limited scope sales comparison approach is employed to test the reasonableness of the income capitalization approach.

Because the estimated property valuations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated value of our real property may not reflect the liquidation value or net realizable value of our properties because the valuations performed by Cushman involve subjective judgments and do not reflect transaction costs associated with property dispositions. However, as discussed below, in some circumstances such as when an asset is anticipated to be acquired or disposed, we may apply a probability-weighted analysis to factor in a portion of potential transaction costs in our NAV calculation.

Cushman’s valuation report is not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and does not and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing their valuation report, Cushman did not solicit third-party indications of interest for our common stock in connection with possible purchases thereof, or the acquisition of all or any part of our Company. The valuation report of Cushman is subject to certain assumptions and limiting conditions, which are set forth therein, and must be read in their entirety for a full understanding of  the appraiser’s analysis and basis for their conclusions. Note that the valuation report is only an estimate of value, as of the specific date stated in such report, and that changes since the date of the report can significantly affect the conclusions therein.

In conducting their investigation and analyses, Cushman takes into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us. Although Cushman may review information supplied or otherwise made available by us for reasonableness, they assume and rely upon the accuracy and completeness of all such information and all information supplied or otherwise made available to them by any other party and do not undertake any duty or responsibility to verify independently any such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed or discussed with Cushman, they assume such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management and rely upon us to advise them promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of their review.

In performing their analyses, Cushman is expected to make numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond their control and our control, as well as with respect to certain factual matters. Such assumptions, some of which may be unstated, may or may not prove to have been or be, or may no longer be, accurate. For example, unless specifically informed to the contrary, Cushman assumed that we have clear and marketable title to each real estate property valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, Cushman’s analysis, opinions and conclusions are necessarily based upon market, economic, financial and other circumstances and conditions existing at or prior to the valuation, and any material change in such circumstances and conditions may affect their analysis and conclusions. Cushman’s valuation report may contain other assumptions, qualifications and limitations set forth in their report that qualify the analysis, opinions and conclusions set forth therein.

The overarching principle is to produce valuations that represent fair and reasonable estimates of the unencumbered values of our real estate or the prices that would be received for our real properties in arm’s length transactions between market participants before considering underlying debt. The valuation of our real properties estimated by Cushman may not always reflect the value at which we would agree to buy or sell assets and the value at which we would buy or sell such assets could materially differ from their estimates of fair value. Further, we do not undertake to disclose the value at which we would be willing to buy or sell our real properties to any prospective or existing investor.

The valuations are performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each valuation must be reviewed, approved and signed by an individual with the Member of Appraisal Institute (“MAI”) professional designation. Real estate valuations are reported on a free-and-clear basis (for example, without factoring in any applicable mortgage(s)), irrespective of any property-level financing that may be in place. Such property-level financings ultimately are factored in and do reduce our NAV in a manner described below.

The analyses performed by Cushman does not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from their estimated valuations of such properties.

Valuation of Real Estate-Related Liabilities

Our real estate-related liabilities consist of financing for our real estate assets. Depending on the relationship of a loan’s interest rate and other terms to current market interest rates and other terms, Cushman may conclude that the estimated value of a loan is more or less than our current loan balance.

Cushman’s scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Several members of the Cushman engagement team who certified the methodologies and assumptions applied by us hold a MAI designation.

 Other than (i) its engagement as described herein, (ii) its previous engagements with our Company in connection with the determination of the estimated NAV per share (unaudited) of our common stock as of December 31, 2017, December 31, 2018, December 31, 2019, April 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021, January 31, 2022, December 31, 2022 and January 31, 2024, and (iii) its previous engagements with Rich uncles Real Estate Investment Trust I (“REIT I”) in connection with the determination of the estimated NAV per share (unaudited) of REIT I common stock as of December 31, 2017 and December 31, 2018, Cushman does not have any direct interests in any transaction with us and has not performed any services for us other than Asset Allocation services pursuant to Accounting Standards Update (“ASU”) No. 2017-01, Clarifying the Definition of a Business (ASU No. 2017-01) and FASB Accounting Standards Codification Topic 805, Business Combinations (ASC Topic 805) and the real estate financial advisor services it provided on behalf of REIT I in connection with the REIT I Merger with our Company on December 31, 2019.

Valuation Methodology

In preparing their valuation materials and in reaching their conclusions as to the reasonableness of the methodologies and assumptions used by our Company to value our assets, Cushman, among other things:

•	investigated sales in the properties’ relevant markets, analyzed rental data and considered the available input of buyers, sellers, brokers, property developers and public officials;

•
reviewed and relied upon our Company-provided data regarding the size, year built, construction quality and construction type of the properties in order to understand the characteristics of the existing improvements and underlying land;

•
researched the market by means of publications, public and private databases and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on the properties; and

•	performed such other analyses and studies, and considered such other factors, as they considered appropriate.

Cushman utilized two approaches in estimating the value of our real estate assets that are commonly used in the commercial real estate industry. The following is a summary of the valuation approaches used by Cushman.

Determination of Estimated Fair Value of Our Real Estate Assets

Cushman’s estimated fair values of our real estate properties as of December 31, 2024 and January 31, 2024 were as follows.

	December 31, 2024	January 31, 2024
• Estimated fair value of our 42 wholly-owned real estate properties	$566,365,000	$569,465,000
• Estimated fair value of the property held in our TIC Interest	$43,200,000	$38,580,000

Income Capitalization Approach – The income capitalization approach first estimates the income-producing capacity of a property by using contract rents on existing leases, or expected rents for leases that are scheduled to expire within the next 12 months if not extended by the tenant, and by estimating market rent from rental activity at competing properties for any vacant space. Deductions are then made for vacancy and collection loss and operating expenses. The net operating income (“NOI”) developed in Cushman’s analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis. Thus, two key steps were involved: (1) estimating the NOI applicable to the subject property and (2) choosing appropriate capitalization rates and discount rates.

The following summarizes the range of capitalization rates used to arrive at the estimated fair values of our properties valued using the Direct Capitalization Method:

	December 31, 2024	January 31, 2024
Capitalization Rate – Estimated fair value as of December 31, 2024 and January 31, 2024	5.50% to 8.78%	5.25% to 15.70%

Sales Comparison Approach – The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as the price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes.

Determination of Estimated Fair Value of Our Mortgages

Cushman’s estimated fair values of our fixed-rate real estate-related liabilities as of December 31, 2024 and January 31, 2024 were as follows.

	December 31, 2024	January 31, 2024
• Estimated fair value of our two consolidated real estate mortgages	$27,964,226	$28,117,749
• Estimated fair value of the mortgage on property in our TIC Interest	$11,678,501	$11,857,833

Calculation of Our Estimated NAV Per Share (Unaudited) as of December 31, 2024 and January 31, 2024

We used Cushman’s estimated fair values of our real estate assets and mortgages on our properties, along with our balance sheet to calculate estimated NAV per share.

We added the non-real estate related tangible assets, including cash and cash equivalents, and subtracted non-real estate related liabilities, including interest rate swap derivatives and other liabilities. Our liabilities are included as part of our NAV calculation generally based on GAAP, except for property-level mortgages and interest rate swaps, which are included based on their fair values. Our other liabilities include, without limitation, accounts payable, accrued operating expenses, accrued interest, dividends and distributions payable, and other liabilities.

The resulting amount, which is our estimated NAV of the portfolio, is divided by the number of fully-diluted shares of common stock outstanding to determine the estimated NAV per share.

The table below sets forth the calculation of our estimated NAV per share (unaudited) as of December 31, 2024 and January 31, 2024:

	December 31, 2024		January 31, 2024
	Estimated Value	Estimated NAV Per Share	Estimated Value	Estimated NAV Per Share
Assets
Real estate properties	$566,365,000	$50.63	$569,465,000	$50.06
Investment in unconsolidated entity: tenant-in-common interest (a)	23,180,751	2.08	19,735,103	1.74
Cash and cash equivalents	11,530,381	1.03	10,306,887	0.91
Interest rate swap derivative	-	-	2,848,024	0.25
Other assets	2,588,485	0.23	3,555,655	0.31
Total Assets	$603,664,617	$53.97	$605,910,669	$53.27

Liabilities
Mortgage notes payable	$27,964,226	$2.50	$28,117,749	$2.47
Credit facility (at face value)	250,000,000	22.35	250,000,000	21.98
Accrued dividends and distributions payable	1,993,839	0.18	1,005,397	0.09
Interest rate swap derivative	-	-	271,283	0.02
Other liabilities	4,061,129	0.36	4,278,158	0.38
Total Liabilities	284,019,194	25.39	283,672,587	24.94

Series A preferred stock	50,000,000	4.47	50,000,000	4.40

Total estimated net asset value (b)	$269,645,423	$24.11	$272,238,082	$23.93

Fully-diluted shares outstanding (c)	11,186,101		11,375,344

(a)
Reflects our approximate 72.7% interest in the Santa Clara property which includes real estate valued at $43,200,000 and $38,580,000 as of December 31, 2024 and January 31, 2024, respectively, and a mortgage with estimated fair value of $11,678,501 and  $11,857,833 as of December 31, 2024 and January 31, 2024, respectively, along with non-real estate related tangible assets and other liabilities.

(b)	The implied cap rate of Cushman’s real estate appraised values is 6.73% and 6.93% as of December 31, 2024 and January 31, 2024, respectively.

(c)
Fully-diluted shares outstanding as of December 31, 2024 and January 31, 2024 includes all outstanding units of limited partnership interest as described in our Quarterly Report on Form 10-Q for the period ended September 30, 2024 and our Annual Report on Form 10-K for the year ended December 31, 2023.

Exclusions from Estimated NAV

The estimated share value does not reflect any “portfolio premium,” nor does it reflect an enterprise value of our Company, which may include a premium or discount to NAV for:

•	the size of our Company’s portfolio, as some buyers may pay more for a portfolio compared to prices for individual investments;

•	the overall geographic and tenant diversity of the portfolio as a whole;

•
the characteristics of our Company’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes; or

•	certain third-party transaction or other expenses that would be necessary to realize the value.

Limitations of the Estimated Share Value

As with any valuation methodology, the NAV Methodology used in reaching an estimate of the value of our shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct, and are calculated as of a particular point in time. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of our shares. In addition, our estimate of share value is not based on the book values of our real estate, as determined by GAAP, as our book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.

Furthermore, in reaching an estimate of the value of our shares, we did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, selling costs were not considered by Cushman in estimating the valuation of the properties.

Additional Information Regarding Engagement of Cushman

Cushman’s valuation materials provided to our Company do not constitute a recommendation to purchase or sell any shares of our common stock or other securities. The estimated value of our common stock may vary depending on numerous factors that generally impact the price of securities, the financial condition of our Company and the state of the real estate industry more generally, such as changes in economic or market conditions, changes in interest rates, changes in the supply of and demand for commercial real estate properties and changes in tenants’ financial condition.

In connection with their reviews, while Cushman reviewed the information supplied or otherwise made available to them by our Company for reasonableness, Cushman assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to them by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Cushman, they assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of our Company, and relied upon our Company to advise them promptly if any information previously provided became inaccurate or was required to be updated during the period of their review.

In preparing their valuation materials, Cushman did not, and were not requested to, solicit third party indications of interest for our Company in connection with possible purchases of our securities or the acquisition of all or any part of our Company.

In performing their analyses, Cushman made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond their control and the control of our Company. The analyses performed by Cushman is not necessarily indicative of actual values, trading values or actual future results of our Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not reflect the prices at which properties may actually be sold, and such estimates are inherently subject to uncertainty.

Cushman’s materials were necessarily based upon market, economic, financial and other circumstances and conditions existing as of December 31, 2024 and January 31, 2024, and any material change in such circumstances and conditions may have affected their analysis, but they do not have, and have disclaimed, any obligation to update, revise or reaffirm their materials as of any date subsequent to December 31, 2024. The intended use and users of the valuation report are specifically identified in the valuation report. No other use or user of any valuation report is permitted by any other party for any other purpose. Dissemination of any valuation report by any party to any non-client, non-intended users does not extend reliance to any other such party and Cushman will not be responsible for unauthorized use of any valuation report, its conclusions, or contents, whether used in part or in whole.

For services rendered in connection with and upon the delivery of their valuation materials, we paid Cushman a customary fee. The compensation Cushman received was based on the scope of work and was not contingent on an action or event resulting from analyses, opinions, or conclusions in their valuation materials or from their use. In addition, Cushman’s compensation for completing the valuation was not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of our Company, the amount of the estimated value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the valuation materials. We also agreed to reimburse Cushman for their expenses incurred in connection with their services and will indemnify Cushman against certain liabilities arising out of their engagements.

Safe Harbor Statement

Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the estimated net asset value per share of the Company’s common stock. Cushman relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. These forward-looking statements can be identified by the use of words such as “believes,” “potential,” “may,” “will,” “should,” “intends,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the valuation and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated per share NAV.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Modiv Industrial, Inc.’s Press Release dated February 4, 2025 Announcing Date for Fourth Quarter Earnings Release

99.2	Modiv Industrial, Inc.’s Press Release dated February 4, 2025 Regarding Net asset Value

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIV INDUSTRIAL, INC. (Registrant)

	By:	/s/ RAYMOND J. PACINI
Name: Raymond J. Pacini
Title: Chief Financial Officer

Date: February 4, 2025